As filed with the Securities and Exchange Commission on November 22, 2005

                                                   Registration No. 333-85675
=============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _______________

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                                YOUBET.COM, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                              95-4627253
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                               5901 De Soto Avenue
                            Woodland Hills, CA 91367
                                 (818) 668-2100
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                               Scott Solomon, Esq.
                                 General Counsel
                                Youbet.com, Inc.
                               5901 De Soto Avenue
                            Woodland Hills, CA 91367
                                 (818) 668-2100
                     (Name, address, including zip code, and
                     telephone number, including area code,
                       of registrant's agent for service)
                                 _______________

                                   Copies to:

                                 Thomas D. Twedt
                          Dow, Lohnes & Albertson, PLLC
                          1200 New Hampshire Avenue, NW
                             Washington, D.C. 20036
                                 (202) 776-2000

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                _______________

This post-effective amendment shall become effective in accordance with
Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

==============================================================================

                          DEREGISTRATION OF SECURITIES

Pursuant to a Note Purchase Agreement, dated as of April 5, 1999 (the "Note Purchase Agreement"), by and among Youbet.com, Inc., a Delaware corporation ("Youbet"), and each purchaser of Convertible Notes named therein, Youbet issued $45,500,000 principal amount of 11% Senior Convertible Discount Notes due April 5, 2004 (the "Convertible Notes"). On August 20, 1999, Youbet filed a Registration Statement on Form S-3 (Registration No. 333-85675) (as amended by pre-effective amendment no. 1, "the Registration Statement") to register 4,550,000 shares of common stock issuable upon conversion of the Convertible Notes, as well as 1,479,729 shares of common stock issuable upon exercise of certain warrants and 1,804,450 shares of common stock offered by certain selling stockholders. Pursuant to Section 2.2 of the Note Purchase Agreement, Youbet's requirement to maintain the effectiveness of the Registration Statement terminated on April 5, 2004. Accordingly, pursuant to this Post-Effective Amendment to the Registration Statement, Youbet hereby deregisters all shares of unsold common stock registered on the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Youbet.com, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on November 22, 2005.


                                  YOUBET.COM, INC.


                                  By:  /s/ Charles F. Champion
                                       -------------------------------
                                       Charles F. Champion
                                       President, Chief Executive Officer and
                                       Chairman of the Board of Directors


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Form S-3 has been signed below by the following persons on behalf of Youbet.com, Inc. and in the capacities and on the dates indicated.

Signature                          Title                           Date

/s/ Charles F. Champion   President, Chief Executive Officer  November 22, 2005
-------------------------        Executive Officer
Charles F. Champion                     And
                              Chairman of the Board
                                   of Directors
                           (Principal Executive Officer)

/s/ Gary Sproule              Chief Financial Officer         November 22, 2005
------------------------  (Principal Financial Officer)
Gary Sproule

/s/ Jae C. Yu                  Corporate Controller           November 22, 2005
------------------------  (Principal Accounting Officer)
Jae C. Yu

/s/ Gary Adelson                     Director                 November 22, 2005
------------------------
Gary Adelson

/s/ Joseph Barletta                  Director                 November 22, 2005
------------------------
Joseph Barletta

/s/ Robert Brierley                  Director                 November 18, 2005
------------------------
Robert Brierley

/s/ R. Douglas Donn                  Director                 November 22, 2005
------------------------
R. Douglas Donn

/s/ James Edgar                      Director                 November 22, 2005
-------------------------
James Edgar

/s/ F. Jack Liebau                   Director                 November 22, 2005
-------------------------
F. Jack Liebau